UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2023

METRO ONE TELECOMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27024	93-0995165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North Gould Street, Suite 2990 Sheridan, Wyoming	82801
(Address of Principal Executive Offices)	(Zip Code)

(307) 683-0855

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b- 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles Of Incorporation or Bylaws; Change in Fiscal Year.

On August 4, 2023, pursuant to the approval provided by the requisite stockholders of Metro One Telecommunications, Inc. (the “Company”) on February 28, 2023, the Company’s Board of Directors approved an amendment to the Company’s Certificate of Incorporation (the “Amendment”) to effectuate a reverse stock split of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), affecting both the authorized and issued and outstanding number of such shares by a ratio of 1-for-75 (the “Reverse Stock Split”). The Amendment also, upon effectiveness on September 27, 2023, reduced the number of authorized shares of Common Stock under the Company’s Certificate of Incorporation from 600 million shares authorized to 35 million shares authorized (the “Share Reduction”).

The Company filed the Amendment with the Secretary of State of the State of Delaware effectuating the Reverse Stock Split and the Share Reduction on September 26, 2023. The Reverse Stock Split and Share Reduction became effective in the State of Delaware at 11:59 P.M. ET on Wednesday, September 27, 2023.

Beginning with the opening of trading on September 28, 2023, the Common Stock traded on the OTC on a split-adjusted basis under a new CUSIP number 59163F303. As a result of the Reverse Stock Split, each seventy-five (75) shares of Common Stock issued and outstanding prior to the Reverse Stock Split converted into one (1) share of Common Stock, with no change in par value per share, and the number of shares of Common Stock outstanding was reduced from approximately 273.7 million shares to approximately 3.6 million shares. No fractional shares will be issued as a result of the Reverse Stock Split. Fractional shares that would have resulted from the Reverse Stock Split will be rounded up to the next whole number. Stockholders who would own less than 100 shares of Common Stock as a result of the Reverse Stock Split will have their total ownership amount rounded up to exactly 100 shares of Common Stock. All options, warrants, and any other similar instruments, convertible into, or exchangeable or exercisable for, shares of Common Stock will be proportionally adjusted.

The Company’s Common Stock will continue to trade on the OTC under the symbol “WOWI.” However, for the first 20 business days after effectiveness of the Reverse Stock Split, the Company’s Common Stock will trade on the OTC under the symbol “WOWID.” After such time, the symbol will revert back to “WOWI.”

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is attached hereto as Exhibit 3.1, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 27, 2023, the Company issued a press release announcing the 1-for-75 Reverse Stock Split and Share Reduction, a copy of such press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item, Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 26, 2023.
99.1	Press Release, dated September 27, 2023.
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRO ONE TELECOMMUNICATIONS, INC.

Dated: September 28, 2023	By:	/s/ Elchanan Maoz
	Name:	Elchanan Maoz
	Title:	Chief Executive Officer, President and Director

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